SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 2001
(To Prospectus dated October 22, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2001-10
                                     Issuer

             CHL Mortgage Pass-Through Certificates, Series 2001-21

                       ----------------------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated October 25, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $3,058,754.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1611 Mortgage Loans having an aggregate Stated Principal Balance of approximately $328,007,605.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                 1611
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 3.17%
         60-90 days..............................................................                 0.68%
         91 days or more (excluding pending foreclosures)........................                 0.56%
                                                                                                  -----
         Total Delinquencies.....................................................                 4.41%
                                                                                                  =====
Foreclosures Pending.............................................................                 1.18%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 5.59%
                                                                                                  =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Three (3) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                         At            At
                                                             At February 28(29),                    December 31,     June 30,
                                        -------------------------------------------------------     -----------    -----------
                                           1998           1999          2000           2001            2001            2002
                                        -----------    -----------   -----------    -----------     -----------    -----------
Delinquent Mortgage Loans and
   Pending Foreclosures at
      Period End
     30-59 days ...............                1.08%          1.03%         1.36%          1.61%           1.89%          1.85%
     60-89 days ...............                0.16           0.18          0.22           0.28            0.39           0.40
     90 days or more (excluding
        pending foreclosures) .                0.16           0.12          0.16           0.14            0.23           0.28
                                        -----------    -----------   -----------    -----------     -----------    -----------
         Total of delinquencies                1.40%          1.32%         1.75%          2.03%           2.51%          2.53%
                                        ===========    ===========   ===========    ===========     ===========    ===========
Foreclosures pending ..........                0.17%          0.14%         0.16%          0.27%           0.31%          0.28%
                                        ===========    ===========   ===========    ===========     ===========    ===========
Total delinquencies and
    foreclosures pending ......                1.57%          1.46%         1.91%          2.30%           2.82%          2.81%
                                        ===========    ===========   ===========    ===========     ===========    ===========

Net Gains/(Losses) on
    liquidated loans(1) .......         $(2,662,000)   $(2,882,524)  $(3,076,240)   $(2,988,604)    $(5,677,141)   $(3,054,092)
Percentage of Net
    Gains/(Losses) on
    liquidated loans(1)(2) ....              (0.024)        (0.018)       (0.017)        (0.014)         (0.022)        (0.010)
Percentage of Net
    Gains/(Losses) on
    liquidated loans (based on
    average outstanding
    principal balance)(1) .....              (0.027)        (0.021)       (0.017)        (0.015)         (0.023)        (0.011)


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $3,058,754, evidencing a beneficial ownership interest of approximately 0.93% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $306,705,405 and evidenced in the aggregate a beneficial ownership interest of approximately 93.51% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $21,302,200, and evidenced in the aggregate a beneficial ownership interest of approximately 6.49% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $3,058,754 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of CPR, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 78.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                            Percentage of CPR
                                   ----------------------------------
        Class                       0%     10%   18%    25%     30%
        -----                      ----   ----   ----   ----    ----
        Class PO.................  1.3%   3.5%   6.0%   8.4%   10.3%


                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of CPR specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of CPR, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                       Percentage of CPR
                                          -------------------------------------------
          Distribution Date                0%       10%      18%       25%        30%
          -----------------                --       ---      ---       ---        ---
Initial Percent .....................     100       100      100       100        100
October 15, 2002 ....................      87       86        85        85         84
October 25, 2003 ....................      86       77        69        63         58
October 25, 2004 ....................      85       68        56        47         40
October 25, 2005 ....................      84       60        45        34         28
October 25, 2006 ....................      82       54        37        25         19
October 25, 2007 ....................      81       47        30        19         13
October 25, 2008 ....................      80       42        24        14          9
October 25, 2009 ....................      78       37        19        10          6
October 25, 2010 ....................      77       33        15         7          4
October 25, 2011 ....................      75       29        12         5          3
October 25, 2012 ....................      73       25        10         4          2
October 25, 2013 ....................      71       22         8         3          1
October 25, 2014 ....................      69       19         6         2          1
October 25, 2015 ....................      67       17         5         2          1
October 25, 2016 ....................      64       15         4         1          0
October 25, 2017 ....................      62       13         3         1          0
October 25, 2018 ....................      59       11         2         1          0
October 25, 2019 ....................      56        9         2         0          0
October 25, 2020 ....................      53        8         1         0          0
October 25, 2021 ....................      49        7         1         0          0
October 25, 2022 ....................      45        5         1         0          0
October 25, 2023 ....................      42        5         1         0          0
October 25, 2024 ....................      37        4         0         0          0
October 25, 2025 ....................      33        3         0         0          0
October 25, 2026 ....................      28        2         0         0          0
October 25, 2027 ....................      23        2         0         0          0
October 25, 2028 ....................      18        1         0         0          0
October 25, 2029 ....................      12        1         0         0          0
October 25, 2030 ....................       6        0         0         0          0
October 25, 2031 ....................       0        0         0         0          0
Weighted Average Life (years) ** ....      18.91     7.69      4.69      3.37       2.76

--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,387,223 and $100,000 and $4,019,516, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-21
                        (Alternative Loan Trust 2001-10)

                Current Mortgage Rates of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
            Current                    Number of            Aggregate Principal        Percent of Mortgage
       Mortgage Rate (%)            Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
             6.250                           1                        351,552                    0.11
             6.375                           2                        556,857                    0.17
             6.500                           6                      2,253,472                    0.69
             6.625                          13                      4,650,841                    1.42
             6.750                          15                      5,518,153                    1.68
             6.860                           1                        414,798                    0.13
             6.875                          37                     13,751,712                    4.19
             6.920                           1                        257,443                    0.08
             6.985                           1                        139,188                    0.04
             6.995                           1                        109,397                    0.03
             7.000                          60                     21,624,386                    6.59
             7.110                           2                        417,437                    0.13
             7.120                           3                        357,320                    0.11
             7.125                          35                     10,184,528                    3.10
             7.220                           1                        146,032                    0.04
             7.225                           2                        333,974                    0.10
             7.245                           1                         86,056                    0.03
             7.250                          68                     19,743,429                    6.02
             7.275                           1                        174,375                    0.05
             7.280                           1                        282,313                    0.09
             7.285                           1                         82,803                    0.03
             7.345                           1                        137,462                    0.04
             7.350                           2                        424,203                    0.13
             7.360                           2                        251,724                    0.08
             7.370                           2                        191,851                    0.06
             7.375                          78                     25,580,406                    7.80
             7.380                           1                        390,642                    0.12
             7.385                           1                        109,834                    0.03
             7.395                           1                        186,182                    0.06
             7.410                           2                        267,830                    0.08
             7.475                           2                        448,161                    0.14
             7.485                           1                        111,620                    0.03
             7.495                           1                        294,696                    0.09
             7.500                         122                     29,528,359                    9.00
             7.505                           2                        443,380                    0.14
             7.580                           3                        712,461                    0.22
             7.600                           2                        323,183                    0.10
             7.610                           2                        368,855                    0.11
             7.620                           5                        832,285                    0.25
             7.625                          66                     18,923,102                    5.77
             7.630                           1                        121,824                    0.04
             7.635                           1                        186,888                    0.06
             7.645                           1                        236,464                    0.07
             7.660                           1                        334,924                    0.10
             7.670                           2                        333,237                    0.10
             7.680                           1                        131,085                    0.04
             7.685                           1                        113,428                    0.03
             7.720                           1                        237,995                    0.07
             7.725                           7                        955,311                    0.29


                Current Mortgage Rates of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
            Current                    Number of            Aggregate Principal        Percent of Mortgage
       Mortgage Rate (%)            Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
             7.735                           7                      1,524,630                    0.46
             7.745                           4                        434,989                    0.13
             7.750                         127                     30,727,200                    9.37
             7.755                           2                        258,925                    0.08
             7.775                           1                        178,525                    0.05
             7.850                           5                        877,767                    0.27
             7.860                           4                        527,161                    0.16
             7.865                           1                         55,295                    0.02
             7.870                           8                        848,751                    0.26
             7.875                         120                     24,686,202                    7.53
             7.880                           1                        239,250                    0.07
             7.885                           2                        281,493                    0.09
             7.910                           2                        221,663                    0.07
             7.930                           3                        372,507                    0.11
             7.975                           4                        599,143                    0.18
             7.985                           4                        463,511                    0.14
             7.995                           2                        505,211                    0.15
             8.000                          97                     16,699,718                    5.09
             8.005                           6                        812,851                    0.25
             8.010                           2                        354,009                    0.11
             8.075                           1                        344,962                    0.11
             8.100                           6                        983,905                    0.30
             8.110                           6                        808,758                    0.25
             8.120                           1                        106,720                    0.03
             8.125                          68                     10,672,117                    3.25
             8.130                           2                        336,651                    0.10
             8.135                           3                        609,171                    0.19
             8.145                           1                        115,599                    0.04
             8.160                           1                        169,819                    0.05
             8.170                           1                         94,937                    0.03
             8.180                           1                        183,601                    0.06
             8.210                           1                        175,579                    0.05
             8.220                           1                        111,425                    0.03
             8.225                           8                        958,521                    0.29
             8.235                           6                        812,874                    0.25
             8.245                           3                        332,123                    0.10
             8.250                         111                     15,376,459                    4.69
             8.255                           1                         80,455                    0.02
             8.260                           1                        143,858                    0.04
             8.285                           1                         77,844                    0.02
             8.295                           1                        222,629                    0.07
             8.350                           4                        722,357                    0.22
             8.360                           6                        836,231                    0.25
             8.370                           1                         82,834                    0.03
             8.375                          89                     10,868,405                    3.31
             8.380                           4                        563,156                    0.17
             8.475                           6                        694,908                    0.21
             8.485                           8                        803,348                    0.24
             8.495                           3                        453,752                    0.14
             8.500                         139                     16,841,369                    5.13
             8.505                           2                        203,462                    0.06
             8.520                           1                        117,164                    0.04
             8.535                           2                        232,093                    0.07


                Current Mortgage Rates of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
            Current                    Number of            Aggregate Principal        Percent of Mortgage
       Mortgage Rate (%)            Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
             8.545                           1                        108,048                    0.03
             8.580                           1                         62,487                    0.02
             8.600                          17                      2,014,636                    0.61
             8.610                           7                        978,071                    0.30
             8.620                           6                        671,910                    0.20
             8.625                          38                      4,592,578                    1.40
             8.635                           2                        128,812                    0.04
             8.660                           1                         79,589                    0.02
             8.725                           1                         78,843                    0.02
             8.745                           1                         41,417                    0.01
             8.750                          42                      5,241,540                    1.60
             8.755                           1                        117,183                    0.04
             8.850                           2                        117,874                    0.04
             8.875                          30                      4,102,374                    1.25
             9.120                           1                         27,835                    0.01
             9.245                           1                         56,575                    0.02
             9.250                           1                        113,324                    0.03
             9.750                           1                         55,171                    0.02
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================


(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.751% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.694% per annum.

                  Current Mortgage Loan Principal Balances (1)

-------------------------------------------------------------------------------------------------------------
         Current Mortgage                Number of           Aggregate Principal            Percent of
         Loan Balance ($)             Mortgage Loans       Balance Outstanding ($)      Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
         0.01 to  50,000.00                   51                        2,059,765                 0.63
    50,000.01 to 100,000.00                  344                       26,750,832                 8.16
   100,000.01 to 150,000.00                  392                       48,391,959                14.75
   150,000.01 to 200,000.00                  257                       44,349,940                13.52
   200,000.01 to 250,000.00                  136                       30,404,136                 9.27
   250,000.01 to 300,000.00                   70                       19,014,147                 5.80
   300,000.01 to 350,000.00                   82                       27,202,165                 8.29
   350,000.01 to 400,000.00                  118                       44,282,109                13.50
   400,000.01 to 450,000.00                   47                       19,908,069                 6.07
   450,000.01 to 500,000.00                   43                       20,510,497                 6.25
   500,000.01 to 550,000.00                   24                       12,723,888                 3.88
   550,000.01 to 600,000.00                   10                        5,714,377                 1.74
   600,000.01 to 650,000.00                   23                       14,634,372                 4.46
   650,000.01 to 700,000.00                    1                          687,018                 0.21
   700,000.01 to 750,000.00                    3                        2,177,391                 0.66
   750,000.01 to 800,000.00                    1                          792,185                 0.24
   800,000.01 to 850,000.00                    1                          832,201                 0.25
   850,000.01 to 900,000.00                    2                        1,761,808                 0.54
   900,000.01 to 950,000.00                    1                          926,672                 0.28
   950,000.01 to 1,000,000.00                  5                        4,884,073                 1.49
-------------------------------------------------------------------------------------------------------------
      Total                                 1611                      328,007,605               100.00
=============================================================================================================


(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $203,605.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)


-------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value            Number of            Aggregate Principal            Percent of
           Ratios (%)               Mortgage Loans        Balance Outstanding ($)       Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
   50.00 or Less                            24                     13,575,888                   4.14
   50.01 to 55.00                            8                      3,775,326                   1.15
   55.01 to 60.00                           13                      4,701,229                   1.43
   60.01 to 65.00                           24                     10,692,008                   3.26
   65.01 to 70.00                           48                     20,369,837                   6.21
   70.01 to 75.00                           94                     25,090,973                   7.65
   75.01 to 80.00                          274                     89,742,360                  27.36
   80.01 to 85.00                           40                      8,123,157                   2.48
   85.01 to 90.00                          325                     49,218,040                  15.01
   90.01 to 95.00                          760                    102,624,203                  31.29
   95.01 to 97.00                            1                         94,584                   0.03
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                 100.00
=============================================================================================================


(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 82.10%.
(2) Does not take into account any secondary financing on the mortgage loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)


-------------------------------------------------------------------------------------------------------------
     State Distribution of             Number of            Aggregate Principal            Percent of
      Mortgaged Properties          Mortgage Loans        Balance Outstanding ($)       Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Alabama                                     23                      3,227,376                    0.98
Alaska                                       1                        223,068                    0.07
Arizona                                     45                      6,908,965                    2.11
Arkansas                                     4                        379,649                    0.12
California                                 351                    121,022,876                   36.90
Colorado                                    45                     10,780,377                    3.29
Connecticut                                 19                      3,778,637                    1.15
Delaware                                     1                        110,541                    0.03
District of Columbia                         2                        635,350                    0.19
Florida                                    167                     22,596,653                    6.89
Georgia                                     48                      7,597,412                    2.32
Hawaii                                      24                      6,949,792                    2.12
Idaho                                        8                      1,358,302                    0.41
Illinois                                    39                      7,595,935                    2.32
Indiana                                     20                      1,783,144                    0.54
Iowa                                        11                      1,218,092                    0.37
Kansas                                      10                      1,719,203                    0.52
Kentucky                                    10                      1,522,511                    0.46
Louisiana                                   17                      2,056,677                    0.63
Maine                                        1                        444,044                    0.14
Maryland                                    28                      5,806,292                    1.77
Massachusetts                               35                      8,112,482                    2.47
Michigan                                    40                      6,517,299                    1.99
Minnesota                                   19                      2,743,825                    0.84
Mississippi                                  9                        887,464                    0.27
Missouri                                    15                      1,741,688                    0.53
Montana                                      4                        464,735                    0.14
Nebraska                                     1                        100,013                    0.03
Nevada                                      32                      5,855,073                    1.79
New Hampshire                                2                        293,361                    0.09
New Jersey                                  40                      9,296,418                    2.83
New Mexico                                   6                        971,509                    0.30
New York                                    52                     11,373,061                    3.47
North Carolina                              48                      5,977,912                    1.82
Ohio                                        39                      5,284,838                    1.61
Oklahoma                                    25                      3,612,337                    1.10
Oregon                                      19                      3,830,972                    1.17
Pennsylvania                                53                      6,203,975                    1.89
Rhode Island                                 8                      1,021,741                    0.31
South Carolina                              17                      2,556,404                    0.78
Tennessee                                   32                      4,660,263                    1.42
Texas                                      147                     20,646,704                    6.29
Utah                                        21                      4,091,310                    1.25
Vermont                                      1                        142,234                    0.04
Virginia                                    29                      6,418,306                    1.96
Washington                                  27                      5,244,396                    1.60
Wisconsin                                   15                      1,798,467                    0.55
Wyoming                                      1                        445,922                    0.14
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================


(1) As of the Reference Date, no more that approximately 0.70% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                  Documentation Programs for the Mortgage Loans


-------------------------------------------------------------------------------------------------------------
        Type of Program                Number of            Aggregate Principal            Percent of
                                    Mortgage Loans        Balance Outstanding ($)       Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Full                                       104                     42,365,267                   12.92
Alternative                                 76                     26,615,153                    8.11
Reduced                                    559                    129,986,441                   39.63
No Income/No Asset                         872                    129,040,745                   39.34
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================



                          Types of Mortgaged Properties


-------------------------------------------------------------------------------------------------------------
         Property Type                 Number of            Aggregate Principal            Percent of
                                    Mortgage Loans        Balance Outstanding ($)       Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------
Single Family                             1111                    225,595,599                   68.78
Manufactured Housing (1)                     7                        786,375                    0.24
Low-rise Condominium                       116                     16,965,228                    5.17
High-rise Condominium                        9                      1,210,757                    0.37
2-4 Family Residence                        53                     11,101,218                    3.38
Planned Unit Development                   315                     72,348,428                   22.06
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================


(1)  Treated as real property.


                          Purpose of the Mortgage Loans


-------------------------------------------------------------------------------------------------------------
                                       Number of            Aggregate Principal        Percent of Mortgage
          Loan Purpose              Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
Purchase                                  1128                    201,452,008                   61.42
Refinance (cash out)                       267                     71,750,359                   21.87
Refinance (rate/term)                      216                     54,805,239                   16.71
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================




                    Occupancy Types of the Mortgage Loans (1)


-------------------------------------------------------------------------------------------------------------
         Occupancy Type                Number of            Aggregate Principal        Percent of Mortgage
                                    Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
Owner Occupied                            1560                    317,113,683                   96.68
Investment                                  33                      6,746,588                    2.06
Secondary Residence                         18                      4,147,334                    1.26
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================


(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)


-------------------------------------------------------------------------------------------------------------
       Remaining Term to               Number of            Aggregate Principal        Percent of Mortgage
       Maturity (months)            Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
              228                            1                         70,455                    0.02
              229                            3                        330,468                    0.10
              289                            1                        126,970                    0.04
              290                            1                        222,257                    0.07
              338                            1                         55,171                    0.02
              341                            1                        522,086                    0.16
              342                            1                        538,942                    0.16
              343                            1                        526,971                    0.16
              344                            4                      1,170,749                    0.36
              345                            4                      1,859,691                    0.57
              346                            7                      1,661,110                    0.51
              347                           33                      8,741,672                    2.67
              348                          376                     73,663,671                   22.46
              349                          972                    191,575,633                   58.41
              350                          205                     46,941,759                   14.31
-------------------------------------------------------------------------------------------------------------
      Total                               1611                    328,007,605                  100.00
=============================================================================================================


(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 349 months.

                                                                       EXHIBIT 2

        THE                                          Distribution Date: 9/25/02
       BANK OF
      NEW YORK

101 Barclay St, 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236


                             Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                             Mortgage Pass-Through
                                  Certificates
                                 Series 2001-21


                 Certificateholder Monthly Distribution Summary


------------------------------------------------------------------------------------------------------------------------------
                                 Certificate                    Pass                                                 Current
                     Class       Rate           Beginning      Through     Principal      Interest       Total      Realized
Class     Cusip    Description   Type            Balance       Rate (%)   Distribution  Distribution  Distribution   Losses
------------------------------------------------------------------------------------------------------------------------------
 A1     12669CDZ0     Senior     Fix-30/360   62,393,818.29   5.750000   1,044,444.44     298,970.38  1,343,414.82    0.00
 A2     12669CEA4     Senior     Fix-30/360   12,687,436.92   7.000000   3,320,149.20      74,010.05  3,394,159.25    0.00
 A3     12669CEB2     Senior     Fix-30/360   31,800,000.00   5.750000     480,000.00     152,375.00    632,375.00    0.00
 A3A    12669CEU0     Strip IO   Fix-30/360   31,800,000.00   0.250000           0.00       6,625.00      6,625.00    0.00
 A4     12669CEC0     Senior     Fix-30/360   78,959,938.54   6.750000   4,088,059.66     444,149.65  4,532,209.31    0.00
 A4A    12669CED8     Strip IO   Fix-30/360   78,959,938.54   0.250000           0.00      16,449.99     16,449.99    0.00
 A5     12669CEE6     Senior     Fix-30/360   29,171,393.00   6.750000           0.00     164,089.09    164,089.09    0.00
 A5A    12669CEV8     Strip IO   Fix-30/360   29,171,393.00   0.250000           0.00       6,077.37      6,077.37    0.00
 A6     12669CEF3     Senior     Var-30/360   77,992,273.51   2.410000   1,305,555.56     156,634.48  1,462,190.04    0.00
 A7     12669CEG1     Strip IO   Var-30/360   77,992,273.51   5.590000           0.00     363,314.01    363,314.01    0.00
 A8     12669CEH9     Senior     Var-30/360   21,200,000.00   2.210000     320,000.00      39,043.33    359,043.33    0.00
 A9     12669CEJ5     Strip IO   Var-30/360   21,200,000.00   6.290000           0.00     111,123.33    111,123.33    0.00
 PO     12669CEK2     Senior     Fix-30/360    3,198,956.97   0.000000     140,202.78           0.00    140,202.78    0.00
 AR     12669CEL6     Senior     Fix-30/360            0.00   7.000000           0.00           0.00          0.00    0.00
------------------------------------------------------------------------------------------------------------------------------
 M      12669CEM8     Junior     Fix-30/360    8,766,477.61   7.000000       6,730.32      51,137.79     57,868.10    0.00
 B1     12669CEN6     Junior     Fix-30/360    4,781,715.06   7.000000       3,671.08      27,893.34     31,564.42    0.00
 B2     12669CEP1     Junior     Fix-30/360    1,992,331.86   7.000000       1,529.58      11,621.94     13,151.52    0.00
 B3     12669CEQ9     Junior     Fix-30/360    2,390,857.72   7.000000       1,835.54      13,946.67     15,782.21    0.00
 B4     12669CER7     Junior     Fix-30/360    1,195,379.29   7.000000         917.73       6,973.05      7,890.78    0.00
 B5     12669CES5     Junior     Fix-30/360    2,191,806.08   7.000000       1,682.52      12,785.54     14,468.05    0.00
------------------------------------------------------------------------------------------------------------------------------
Totals                                       338,722,384.85             10,714,778.41  1,957,220.011  2,671,998.40    0.00
------------------------------------------------------------------------------------------------------------------------------


-------------------------------------
                           Cumulative
              Ending       Realized
Class         Balance       Losses
-------------------------------------
 A1         61,349,373.85     0.00
 A2          9,367,287.72     0.00
 A3         31,320,000.00     0.00
 A3A        31,320,000.00     0.00
 A4         74,871,878.89     0.00
 A4A        74,871,878.89     0.00
 A5         29,171,393.00     0.00
 A5A        29,171,393.00     0.00
 A6         76,686,717.95     0.00
 A7         76,686,717.95     0.00
 A8         20,880,000.00     0.00
 A9         20,880,000.00     0.00
 PO          3,058,754.19     0.00
 AR                  0.00     0.00
-------------------------------------
 M           8,759,747.29     0.00
 B1          4,778,043.97     0.00
 B2          1,990,802.28     0.00
 B3          2,389,022.17     0.00
 B4          1,194,461.56     0.00
 B5          2,190,123.56     0.00
-------------------------------------
Totals     328,007,606.43     0.00
-------------------------------------


        THE                                          Distribution Date: 9/25/02
       BANK OF
      NEW YORK

101 Barclay St, 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                             Mortgage Pass-Through
                                  Certificates
                                 Series 2001-21

                          Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
                                  Original        Beginning         Scheduled               Unscheduled      Net          Current
                                 Certificate     Certificate       Principal     Accretion  Principal     Principal      Realized
Class             Cusip           Balance          Balance         Distribution  Principal  Adjustments  Distribution     Losses
---------------------------------------------------------------------------------------------------------------------------------
A1              12669CDZ0       71,893,333.00    62,393,818.29    1,044,444.44      0.00        0.00      1,044,444.44     0.00
A2              12669CEA4       25,000,000.00    12,687,436.92    3,320,149.20      0.00        0.00      3,320,149.20     0.00
A3              12669CEB2       36,600,000.00    31,800,000.00      480,000.00      0.00        0.00        480,000.00     0.00
A3A             12669CEU0       36,600,000.00    31,800,000.00            0.00      0.00        0.00              0.00     0.00
A4              12669CEC0      100,000,000.00    78,959,938.54    4,088,059.66      0.00        0.00      4,088,059.66     0.00
A4A             12669CED8      100,000,000.00    78,959,938.54            0.00      0.00        0.00              0.00     0.00
A5              12669CEE6       29,171,393.00    29,171,393.00            0.00      0.00        0.00              0.00     0.00
A5A             12669CEV8       29,171,393.00    29,171,393.00            0.00      0.00        0.00              0.00     0.00
A6              12669CEF3       89,866,667.00    77,992,273.51    1,305,555.56      0.00        0.00      1,305,555.56     0.00
A7              12669CEG1       89,866,667.00    77,992,273.51            0.00      0.00        0.00              0.00     0.00
A8              12669CEH9       24,400,000.00    21,200,000.00      320,000.00      0.00        0.00        320,000.00     0.00
A9              12669CEJ5       24,400,000.00    21,200,000.00            0.00      0.00        0.00              0.00     0.00
PO              12669CEK2        3,515,725.63     3,198,956.97      140,202.78      0.00        0.00        140,202.78     0.00
AR              12669CEL6              100.00             0.00            0.00      0.00        0.00              0.00     0.00
---------------------------------------------------------------------------------------------------------------------------------
M               12669CEM8        8,842,900.00     8,766,477.61        6,730.32      0.00        0.00          6,730.32     0.00
B1              12669CEN6        4,823,400.00     4,781,715.06        3,671.08      0.00        0.00          3,671.08     0.00
B2              12669CEP1        2,009,700.00     1,992,331.86        1,529.58      0.00        0.00          1,529.58     0.00
B3              12669CEQ9        2,411,700.00     2,390,857.72        1,835.54      0.00        0.00          1,835.54     0.00
B4              12669CER7        1,205,800.00     1,195,379.29          917.73      0.00        0.00            917.73     0.00
B5              12669CES5        2,210,912.87     2,191,806.08        1,682.52      0.00        0.00          1,682.52     0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals                         401,951,631.50   338,722,384.85   10,714,778.41      0.00        0.00     10,714,778.41     0.00
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
                    Ending            Ending
                  Certificate      Certificate
Class              Balance            Factor
--------------------------------------------------
A1               61,349,373.85     0.85333884649
A2                9,367,287.72     0.37469150881
A3               31,320,000.00     0.85573770492
A3A              31,320,000.00     0.85573770492
A4               74,871,878.89     0.74871878885
A4A              74,871,878.89     0.74871878885
A5               29,171,393.00     1.00000000000
A5A              29,171,393.00     1.00000000000
A6               76,686,717.95     0.85333884640
A7               76,686,717.95     0.85333884640
A8               20,880,000.00     0.85573770492
A9               20,880,000.00     0.85573770492
PO                3,058,754.19     0.87002073345
AR                        0.00     0.00000000000
--------------------------------------------------
M                 8,759,747.29     0.99059667003
B1                4,778,043.97     0.99059666889
B2                1,990,802.28     0.99059674479
B3                2,389,022.17     0.99059674688
B4                1,194,461.56     0.99059674532
B5                2,190,123.56     0.99059695661
--------------------------------------------------
Totals          328,007,606.43
--------------------------------------------------

                                                      Distribution Date: 9/25/02

          THE BANK OF
              NEW
             YORK

101 Barclay St, 8W New York, NY
10286 Attn: Courtney Bartholomew
         212-815-3236

                             Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                              Mortgage Pass-Through
                           Certificates Series 2001-21

                                                    Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
               Beginning       Pass      Accrued   Cumulative                 Total        Net      Unscheduled
              Certificate    Through     Optimal     Unpaid     Deferred    Interest   Prepayment     Interest       Interest
 Class          Balance      Rate (%)   Interest    Interest    Interest       Due    Int Shortfall  Adjustment        Paid
----------------------------------------------------------------------------------------------------------------------------------
  A1        62,393,818.29   5.750000   298,970.38    0.00        0.00      298,970.38     0.00          0.00           298,970.38
  A2        12,687,436.92   7.000000    74,010.05    0.00        0.00       74,010.05     0.00          0.00            74,010.05
  A3        31,800,000.00   5.750000   152,375.00    0.00        0.00      152,375.00     0.00          0.00           152,375.00
  A3A       31,800,000.00   0.250000     6,625.00    0.00        0.00        6,625.00     0.00          0.00             6,625.00
  A4        78,959,938.54   6.750000   444,149.65    0.00        0.00      444,149.65     0.00          0.00           444,149.65
  A4A       78,959,938.54   0.250000    16,449.99    0.00        0.00       16,449.99     0.00          0.00            16,449.99
  A5        29,171,393.00   6.750000   164,089.09    0.00        0.00      164,089.09     0.00          0.00           164,089.09
  A5A       29,171,393.00   0.250000     6,077.37    0.00        0.00        6,077.37     0.00          0.00             6,077.37
  A6        77,992,273.51   2.410000   156,634.48    0.00        0.00      156,634.48     0.00          0.00           156,634.48
  A7        77,992,273.51   5.590000   363,314.01    0.00        0.00      363,314.01     0.00          0.00           363,314.01
  A8        21,200,000.00   2.210000    39,043.33    0.00        0.00       39,043.33     0.00          0.00            39,043.33
  A9        21,200,000.00   6.290000   111,123.33    0.00        0.00      111,123.33     0.00          0.00           111,123.33
  PO         3,198,956.97   0.000000         0.00    0.00        0.00            0.00     0.00          0.00                 0.00
  AR                 0.00   7.000000         0.00    0.00        0.00            0.00     0.00          0.00                 0.00
----------------------------------------------------------------------------------------------------------------------------------
  M          8,766,477.61   7.000000    51,137.79    0.00        0.00       51,137.79     0.00          0.00            51,137.79
  B1         4,781,715.06   7.000000    27,893.34    0.00        0.00       27,893.34     0.00          0.00            27,893.34
  B2         1,992,331.86   7.000000    11,621.94    0.00        0.00       11,621.94     0.00          0.00            11,621.94
  B3         2,390,857.72   7.000000    13,946.67    0.00        0.00       13,946.67     0.00          0.00            13,946.67
  B4         1,195,379.29   7.000000     6,973.05    0.00        0.00        6,973.05     0.00          0.00             6,973.05
  B5         2,191,806.08   7.000000    12,785.54    0.00        0.00       12,785.54     0.00          0.00            12,785.54
----------------------------------------------------------------------------------------------------------------------------------
Totals     338,722,384.85             1,957,220.01   0.00        0.00     1,957,220.01    0.00          0.00         1,957,220.01
---------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
           THE BANK
              OF
              NEW
             YORK

101 Barclay St, 8W New York, NY
10286 Attn: Courtney Bartholomew
         212-815-3236

                             Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                       Mortgage Pass-Through Certificates
                                 Series 2001-21

                 Current Payment Information Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                           Original    Beginning Cert.                                Ending Cert.              Pass
                         Certificate      Notional       Principal      Interest        Notional              Through
Class         Cusip        Balance         Balance      Distribution  Distribution       Balance              Rate (%)
------------------------------------------------------------------------------------------------------------------------
 A1         12669CDZ0    71,893,333.00    867.866541844  14.527695352  4.158527180      853.338846492         5.750000
 A2         12669CEA4    25,000,000.00    507.497476864 132.805968049  2.960401948      374.691508815         7.000000
 A3         12669CEB2    36,600,000.00    868.852459016  13.114754098  4.163251366      855.737704918         5.750000
 A3A        12669CEU0    36,600,000.00    868.852459016   0.000000000  0.181010929      855.737704918         0.250000
 A4         12669CEC0   100,000,000.00    789.599385414  40.880596562  4.441496543      748.718788851         6.750000
 A4A        12669CED8   100,000,000.00    789.599385414   0.000000000  0.164499872      748.718788851         0.250000
 A5         12669CEE6    29,171,393.00  1,000.000000000   0.000000000  5.625000000    1,000.000000000         6.750000
 A5A        12669CEV8    29,171,393.00  1,000.000000000   0.000000000  0.208333333    1,000.000000000         0.250000
 A6         12669CEF3    89,866,667.00    867.866541747  14.527695350  1.742965305      853.338846397         2.410000
 A7         12669CEG1    89,866,667.00    867.866541747   0.000000000  4.042811640      853.338846397         5.590000
 A8         12669CEH9    24,400,000.00    868.852459016  13.114754098  1.600136612      855.737704918         2.210000
 A9         12669CEJ5    24,400,000.00    868.852459016   0.000000000  4.554234973      855.737704918         6.290000
 PO         12669CEK2     3,515,725.63    909.899492692  39.878759238  0.000000000      870.020733454         0.000000
------------------------------------------------------------------------------------------------------------------------
 AR         12669CEL6           100.00      0.000000000   0.000000000  0.000000000        0.000000000         7.000000
 M          12669CEM8     8,842,900.00    991.357768506   0.761098480  5.782920316      990.596670027         7.000000
 B1         12669CEN6     4,823,400.00    991.357767364   0.761098479  5.782920310      990.596668885         7.000000
 B2         12669CEP1     2,009,700.00    991.357843331   0.761098537  5.782920753      990.596744794         7.000000
 B3         12669CEQ9     2,411,700.00    991.357845420   0.761098539  5.782920765      990.596746881         7.000000
 B4         12669CER7     1,205,800.00    991.357843861   0.761098538  5.782920756      990.596745324         7.000000
 B5         12669CES5     2,210,912.87    991.357962092   0.761005482  5.782921446      990.596956610         7.000000
------------------------------------------------------------------------------------------------------------------------
Totals                  401,951,631.50    842.694389835  26.656884984  4.869292364      816.037504826
------------------------------------------------------------------------------------------------------------------------

             THE
           BANK OF
             NEW
             YORK

      101 Barclay St, 8W
      New York, NY 10286

  Attn: Courtney Bartholomew
         212-815-3236

                            Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                       Mortgage Pass-Through Certificates
                                 Series 2001-21

Pool Level Data
Distribution Date                                                                                                  9/25/02
Cut-off Date                                                                                                      10/ 1/01
Determination Date                                                                                                 9/ 1/02
Accrual Period 30/360                          Begin                                                               8/ 1/02
                                               End                                                                 9/ 1/02
Number of Days in 30/360 Accrual Period                                                                                 30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                        401,951,631.50

Beginning Aggregate Pool Stated Principal                                                                   338,722,383.95
Balance
Ending Aggregate Pool Stated Principal Balance                                                              328,007,605.34

Beginning Aggregate Certificate Stated Principal Balance                                                    338,722,384.84
Ending Aggregate Certificate Stated Principal                                                               328,007,606.43
Balance

Beginning Aggregate Loan Count                                                                                        1654
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                         43
Ending Aggregate Loan Count                                                                                           1611

Beginning Weighted Average Loan Rate (WAC)                                                                       7.751351%
Ending Weighted Average Loan Rate (WAC)                                                                          7.751301%

Beginning Net Weighted Average Loan Rate                                                                         6.933891%
Ending Net Weighted Average Loan Rate                                                                            6.934723%

Weighted Average Maturity (WAM) (Months)                                                                               349

Servicer Advances                                                                                               117,951.18

Aggregate Pool Prepayment                                                                                    10,454,320.48
Pool Prepayment Rate                                                                                           31.3739 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                           93.6461761432%
Senior Prepayment Percentage                                                                               100.0000000000%

             THE
           BANK OF
             NEW
             YORK

      101 Barclay St, 8W
      New York, NY 10286

  Attn: Courtney Bartholomew
         212-815-3236

                            Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                       Mortgage Pass-Through Certificates
                                 Series 2001-21

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Subordinate Percentage                                                                        6.3538238568%
Subordinate Prepayment Percentage                                                             0.0000000000%

Certificate Account

Beginning Balance                                                                                      0.00

Deposit
Payments of Interest and                                                                      12,894,362.94
Principal
Liquidation Proceeds                                                                                   0.00
All Other Proceeds                                                                                     0.00
Other Amounts                                                                                          0.00
                                                                                              -------------
Total Deposits                                                                                12,894,362.94


Withdrawals
Reimbursement of Servicer                                                                              0.00
Advances
Payment of Master Servicer Fees                                                                   64,728.61
Payment of Sub Servicer Fees                                                                     157,635.92
Payment of Other Fees                                                                                  0.00
Payment of Insurance Premium(s)                                                                        0.00
Payment of Personal Mortgage Insurance                                                                 0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                       0.00
Payment of Principal and Interest                                                             12,671,998.40
                                                                                              -------------
Total Withdrawals                                                                             12,894,362.94

Ending Balance                                                                                         0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                          5,838.55
Compensation for Gross PPIS from Servicing Fees                                                    5,838.55
Other Gross PPIS Compensation                                                                          0.00
                                                                                              -------------
Total Net PPIS (Non-Supported PPIS)                                                                    0.00


Master Servicing Fees Paid                                                                        64,728.61
Sub Servicing Fees Paid                                                                          157,635.92
Insurance Premium(s) Paid                                                                              0.00

             THE
           BANK OF
             NEW
             YORK

      101 Barclay St, 8W
      New York, NY 10286

  Attn: Courtney Bartholomew
         212-815-3236

                             Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                       Mortgage Pass-Through Certificates
                                 Series 2001-21

Personal Mortgage Insurance Fees Paid                                                                               0.00
Other Fees Paid                                                                                                     0.00
Total Fees                                                                                                    222,364.54
                                                                                                              ----------

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                       30-59 Days            60-89 Days        90+ Days                Totals
-----------                                       ----------            ----------        --------                ------
Scheduled Principal Balance                     8,362,806.37          1,801,019.17    2,027,157.13         12,190,982.67
Percentage of Total Pool Balance                   2.549577%             0.549078%       0.618021%             3.716677%
Number of Loans                                           51                    11               9                    71
Percentage of Total Loans                          3.165736%             0.682806%       0.558659%             4.407200%

Foreclosure
-----------
Scheduled Principal Balance                                                                                 2,886,088.13
Percentage of Total Pool Balance                                                                               0.879885%
Number of Loans                                                                                                       19
Percentage of Total Loans                                                                                      1.179392%

Bankruptcy
----------
Scheduled Principal Balance                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%
Number of Loans                                                                                                        0
Percentage of Total Loans                                                                                      0.000000%

REO
---
Scheduled Principal Balance                                                                                   602,097.64
Percentage of Total Pool Balance                                                                               0.183562%
Number of Loans                                                                                                        3
Percentage of Total Loans                                                                                      0.186220%

Book Value of all REO Loans                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%

Current Realized Losses                                                                                             0.00
Additional Gains (Recoveries)/Losses                                                                                0.00
Total Realized Losses                                                                                               0.00

             THE
           BANK OF
             NEW
             YORK

      101 Barclay St, 8W
      New York, NY 10286

  Attn: Courtney Bartholomew
         212-815-3236

                            Country Wide Home Loans
                         Alternative Loan Trust 2001-10
                       Mortgage Pass-Through Certificates
                                 Series 2001-21



--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                               Original                Current
----------                                                                               --------                -------
Bankruptcy Loss                                                                        100,000.00             100,000.00
Bankruptcy Percentage                                                                   0.024879%              0.030487%
Credit/Fraud Loss                                                                    4,019,516.00           4,019,516.00
Credit/Fraud Loss Percentage                                                            1.000000%              1.225434%
Special Hazard Loss                                                                  4,019,516.00           3,387,223.84
Special Hazard Loss Percentage                                                          1.000000%              1.032666%

Credit Support                                                                           Original                 Current
--------------                                                                           --------                 -------
Class A                                                                            380,447,218.63         306,705,405.60
Class A Percentage                                                                     94.650000%             93.505577%

Class M                                                                              8,842,900.00           8,759,747.29
Class M Percentage                                                                      2.199991%              2.670593%

Class B1                                                                             4,823,400.00           4,778,043.97
Class B1 Percentage                                                                     1.199995%              1.456687%

Class B2                                                                             2,009,700.00           1,990,802.28
Class B2 Percentage                                                                     0.499986%              0.606938%

Class B3                                                                             2,411,700.00           2,389,022.17
Class B3 Percentage                                                                     0.599998%              0.728344%

Class B4                                                                             1,205,800.00           1,194,461.56
Class B4 Percentage                                                                     0.299986%              0.364157%

Class B5                                                                             2,210,912.87           2,190,123.56
Class B5 Percentage                                                                     0.550045%              0.667705%